EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James A. Bianco, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the amended annual report of Cell Therapeutics, Inc. on Form 10-K/A for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Amended Annual Report on Form 10-K/A fairly presents in all material respects the financial condition and results of operations of Cell Therapeutics, Inc.

A signed original of this written statement required by Section 906 has been provided to Cell Therapeutics, Inc. and will be retained by Cell Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: April 25, 2003	By:	/s/ James A. Bianco, M.D.
James A. Bianco President and Chief Executive Officer

I, Louis A. Bianco, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the amended annual report of Cell Therapeutics, Inc. on Form 10-K/A for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Amended Annual Report on Form 10-K/A fairly presents in all material respects the financial condition and results of operations of Cell Therapeutics, Inc.

A signed original of this written statement required by Section 906 has been provided to Cell Therapeutics, Inc. and will be retained by Cell Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: April 25, 2003	By:	/s/ Louis A. Bianco
Louis A. Bianco Executive Vice President Finance and Administration